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                                                                   EXHIBIT 21


                            REGENCY AFFILIATES, INC.
                            SCHEDULE OF SUBSIDIARIES


    Name of Subsidiary                                   State of Incorporation
                                   Percent Owned                                   Other Names Used

     National Resource                  80%                      Nevada                      None
     Development Corp.

     TransContinental                   80%                     Delaware                     None
 Drilling Co. ("Drilling")

     RegTransco, Inc.                   80%                     Delaware                     None

       Rustic Crafts                   100%                     Delaware                     None
    International, Inc.


   Glas-Aire Industries                50.1%                     Nevada                      None
        Group, Ltd.

____________________
1.    RegTransco, Inc. is wholly owned by Drilling, which is itself an 80% owned subsidiary of the Registrant
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